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                                                                    EXHIBIT 10.2









                      CHEVRON PHILLIPS CHEMICAL COMPANY LP
                      EXECUTIVE DEFERRED COMPENSATION PLAN

































                            EFFECTIVE JANUARY 1, 2001
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                      CHEVRON PHILLIPS CHEMICAL COMPANY LP
                      EXECUTIVE DEFERRED COMPENSATION PLAN



                                    PREAMBLE


The purpose of the Chevron Phillips Chemical Company LP Executive Deferred Compensation Plan (the "Plan") is to provide to key employees of the Company an opportunity to defer the receipt of incentive Bonuses and/or other Compensation as a means of saving for their retirement or other purposes.

It is intended that this Plan be a plan that is an unfunded deferred compensation program maintained "for a select group of management or highly compensated employees" as set forth in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") Thus, the Plan is subject to Part 1 of Title I of ERISA, but is exempt from Parts 2, 3 and 4 thereof.
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                                   SECTION 1
                                   DEFINITIONS

The following words and phrases shall have the following meanings, unless the context clearly indicates otherwise.

1.01. "ACCOUNT" shall mean the bookkeeping account or accounts established on behalf of each Participant in accordance with Section 4.01.

1.02. "AFFILIATED EMPLOYER" shall have the meaning ascribed thereto by the CPC 401(k) Plan.

1.03. "BASE COMPENSATION" means the portion of a Participant's Compensation consisting of his or her base pay, but excluding any bonus, overtime or other special pay categories.

1.04. "BENEFICIARY" means the beneficiary designated by the Participant to receive death benefits under the Plan.

1.05. "BONUS" means a Participant's managerial incentive bonus approved for payment under the Company's bonus policy.

1.06. "BONUS DEFERRAL" means the portion of the bonus that a Participant elects to defer in accordance with Section 2.02.

1.07. "BONUS DEFERRAL AGREEMENT" means the Deferral Agreement filed in accordance with Section 2.02.

1.08. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

1.09. "COMMITTEE" means the Executive Deferred Compensation Plan Committee, the members of which shall from time to time be designated by the Company.

1.10.    "COMPANY" means Chevron Phillips Chemical Company LP.

1.11. "COMPENSATION" means the total cash remuneration paid to a Participant for services rendered to an Employer (including shift differential, and regularly scheduled overtime) determined prior (i) to any reduction pursuant to a cafeteria plan under Section 125 of

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         the Code or pursuant to a qualified transportation fringe under Section
         132(f) of the Code, or (ii) any adjustments for any before-tax voluntary reductions.

1.12. "COMPENSATION DEFERRAL" means the portion of Base Compensation that a Participant elects to defer in accordance with Section 2.01.

1.13. "COMPENSATION DEFERRAL AGREEMENT" means the Deferral Agreement filed in accordance with Section 2.01 with respect to the Participant's Base Compensation.

1.14. "CPC 401(k) PLAN" means Chevron Phillips Chemical Company 401(k) Savings and Profit-Sharing Plan.

1.15. "DEFERRAL AGREEMENT" means either a Bonus Deferral Agreement or a Compensation Deferral Agreement, or both if the context so requires. A Deferral Agreement shall be a completed agreement between the Participant and the Company under which the Participant agrees to a Bonus Deferral or a Compensation Deferral as the case may be. The Deferral Agreement shall be on a form prescribed by the Company and shall include any amendments, attachments or appendices.

1.16. "ELIGIBLE EMPLOYEE" means any Employee who is a member of a select group of highly compensated or management employees within the meaning of Sections 201, 301 and 401 of ERISA, and who the Company selects to participate under the Plan.

1.17.    "EMPLOYEE" means any common-law employee of an Employer.

1.18. "EMPLOYER" means any employer which has agreed to be bound by the terms of this Plan and which is an Affiliated Employer.

1.19. "ERISA" means the Employee Retirement Income Security Act of 1974 and any subsequent amendments to such Act.

1.20. "MATCHING CONTRIBUTION" means an employer contribution under this Plan that is equal to the amount of a Matching or Profit-sharing Contribution (as such terms are defined in the CPC 401(k) Plan), that the Employer would have made to the CPC 401(k) Plan on behalf of a Participant, based on the Participant's rate of deferrals had the

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         amount of those contributions not exceeded the statutory limits imposed on qualified plans by the Code.

1.21. "PARTICIPANT" means an Eligible Employee who has filed a Deferral Agreement with the Employer.

1.22. "PLAN" means the Chevron Phillips Chemical Company LP Executive Deferred Compensation Plan as set forth in this document and as amended from time to time.

1.23. "PLAN YEAR" shall mean the period from January 1, 2001 to December 31, 2001; and each 12 month period beginning each January 1 and ending each December 31, thereafter.

                                   SECTION 2

                  DEFERRALS AND COMPANY MATCHING CONTRIBUTIONS

2.01.    ELECTION TO DEFER COMPENSATION

         (a) Each Eligible Employee may elect to defer a portion of his or her Base Compensation in any whole dollar amount (or whole percentage), filing with the Company a Compensation Deferral Agreement no later than December 31 of the year preceding the year for which the Deferral Agreement is to become effective. A person who becomes an Eligible Employee during the Plan Year may elect to defer Base Compensation effective the first day of the second calendar month that follows the date he becomes an Eligible Employee filing with the Company a Compensation Deferral Agreement, no later than 30 days prior to the date the deferral becomes effective. Notwithstanding the foregoing, no Participant shall be permitted to defer Base Compensation which the Company reasonably determines is required to pay the Eligible Employee's payroll taxes, contributions toward benefits, or other payroll obligations. The maximum amount of any deferral that is permissible under this Section 2.01 shall be 50% of the Participant's Base Compensation. Deferral shall be made on each date on which Base Compensation would otherwise be paid to a Participant.

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2.02.    ELECTION TO DEFER BONUS

         Each Eligible Employee may elect to defer up to 95% of his or her Bonus by filing with the Company a Bonus Deferral Agreement no later than December 31 of the year preceding the year in which the Bonus shall be earned by the Participant. Deferrals shall be made on each date on which a Participant's bonus would otherwise be payable.

2.03.    MATCHING CONTRIBUTIONS

         A Participant may also receive a Matching Contribution allocation to his or her Account based on the amount of the Matching and Profit-sharing Contributions (as defined in the CPC 401(k) Plan) that would otherwise be provided under the CPC 401(k) Plan if not for the statutory limits imposed on qualified defined contribution plans by the Code. This amount shall be based on the Base Compensation the Participant elects to defer to this Plan, up to the limits on deferrals to the CPC 401(k) Plan. Allocations of Matching Contributions shall be made on the date on which such allocations would otherwise be allocated to the Participant under the CPC 401(k) Plan.

2.04.    ACCOUNTS; MEASURING FUNDS

         Amounts defined pursuant to Sections 2.01 and 2.02, and amounts allocated pursuant to Section 2.03 shall be credited to the Participant's account as soon as practicable. The Company may make available one or more "measuring funds" pursuant to which gains or losses on amounts credited to a Participant's account may be determined. The gains or losses shall be equal to the amounts which would have been earned or lost, as the case may be, if the amounts deferred by, or allocated to, the Participant, had been invested in and held by the measuring fund. Notwithstanding the fact that the Company may make measuring funds available, there shall be no obligation on the part of the Company to invest any amounts in a particular fund or other investment. In addition, if the Company permits Participants to direct that amounts deferred or allocated be measured by reference to a measuring fund, then:

         (a) Each Participant may elect to designate a deemed investment in such whole percentages (in percentage increments determined by the Company, with a total

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                  of 100%) as he or she wishes in such measuring funds as are made available by the Company.

         (b) The Committee may add or eliminate measuring funds upon such advance notice to Participants as it deems appropriate.

         (c) Each Participant may modify his or her investment election (with respect to past or current allocations) in accordance with such rules as may be established by the Company.

         (d) Each investment election will take effect on, or as soon as practicable after, the date that amounts are credited to a Participant's Account and after the date that an appropriate election form is received by the Company with respect to such amounts.

         If the Company elects not to make measuring funds available, then the Accounts shall be credited with a hypothetical rate of return determined by the Company.

                                   SECTION 3

                            VESTING AND DISTRIBUTIONS

3.01.    VESTING

         (a) A Participant shall at all times be fully vested in the portion of his or her Accounts (or subaccounts), attributable to Compensation and Bonus Deferrals (and deemed earnings and losses thereon), but such Account shall be subject to any rights of the Employer's creditors.

         (b) Notwithstanding any other provision in this Plan to the contrary, the portion of the Participant's Account attributable to Matching Contributions (and deemed earnings and losses thereon) shall vest only pursuant to such provisions as apply to the vesting of rights to Matching Contributions and Profit-sharing Contributions under the CPC 401(k) Plan. If the Participant terminates employment with all Affiliated Employers prior to having five years of vesting service under the CPC 401(k) Plan, then such Participant shall forfeit the entire

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                  portion of the Participant's Account attributable to Matching
                  Contributions (and deemed earnings and losses thereon).

3.02.    BENEFIT PAYMENT DATES

         (a) Timing and Form of Distributions. Subject to Sections 3.03 and 3.04, each Participant may elect to receive a distribution of the portion of his or her Account attributable to the Compensation and Bonus Deferrals, any Matching Contribution associated with such deferrals, and any earnings or losses attributable to such amounts as either a single lump sum distribution or as substantially equal monthly, quarterly, semi-annual or annual installments over a five, ten or fifteen year period at the time specified in the Participant's election form, which will be:

         (b) As of the date of the Participant's voluntary or involuntary termination of employment with all Affiliated Employers, or one year later; or

         (c)      As of a date certain chosen by the Participant.

         (d) Timing of Distribution to a Beneficiary. If a Participant dies before receiving the distribution of his or her Account, such Account will be distributed to his or her Beneficiary as a lump sum distribution within 90 days after the Participant's death.

         (e) Unpaid Account Balances. Unpaid account balances shall continue to be credited with gains or losses prescribed by
                  Section 2.04.

         (f) Incapacity. Whenever, in the Company's opinion, a person entitled to receive any benefit payment hereunder is under legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Company may issue directions that payments shall be made to another person for his benefit, or the Company may direct that payments be applied for the benefit of such person in such manner as the Company considers advisable. Any benefit payment made in accordance with the provisions of this Section 3.02(d) shall be a complete

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                  discharge of any liability for the making of such payment
                  under the provisions of the Plan.

3.03.     IN-SERVICE WITHDRAWALS

          Not more than once per calendar year, a Participant may make a written request for an unplanned distribution to the Company for a distribution of all or a part of his or her vested Account balance while the Participant is actively employed, provided that he or she revokes his Compensation Deferral for the remainder of the calendar year and that the Participant forfeit an amount equal to 10% of the distribution.

3.04.     HARDSHIP PROVISION

          Not more than once per calendar year, a Participant may make a written request for an unplanned distribution to the Company for a distribution of all or a part of his or her Account balance while the Participant is actively employed, provided that the Participant revokes his Compensation Deferral for the remainder of the calendar year. In order to qualify for a hardship distribution due to his or her "unforeseeable emergency", hardship withdrawals require the approval of the Company and the submission of evidence, satisfactory to the Company, of the unforeseeable emergency. For purposes of this
          Section 3.03, "unforeseeable emergencies" include:

          (a)      Purchase of a primary residence;

          (b) Prevention of eviction from or foreclosure of primary residence;

          (c) Medical expenses not covered by insurance for a Participant or his or her dependents; and

          (d) Payment for post-secondary education expenses for a Participant or his or her dependents.

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                                   SECTION 4

                           FUNDING AND ADMINISTRATION

4.01.    FUNDING

         (a) The Company shall not be required to fund or otherwise segregate assets for the payments of benefits under the Plan. Notwithstanding the foregoing, however, the Company may, after the effective date, and at its discretion, establish a trust fund or trust funds (the "Trust"). Any Trust created by the Company to assist it in meeting its obligations under the Plan will conform, in substance, to the terms of the model trust as described in IRS Revenue Procedure 92-64.

         (b) It is the intention of the Company and the Participants that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. A Participant or Beneficiary shall be a general unsecured creditor of the Company as to the payment of any benefit under this Plan. The Plan constitutes a mere promise by the Company to make benefit payments in the future.

4.02.    ADMINISTRATION

         The Company shall administer the Plan. The Company shall have full authority to determine all questions arising in connection with the Plan, including its interpretation, may adopt procedural rules, and may employ and rely on such legal counsel, such actuaries, such accountants, and such agents as it may deem advisable to assist in the administration of the Plan.

4.03.    CLAIM PROCEDURE

         Any person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Committee. If the claim is denied (either in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will describe any additional information needed to support the claim. The denial notice will be provided within 90 days after the claim is received. If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within

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         the initial 90-day period.

4.04.    APPEAL PROCEDURE

         If a claimant's claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Committee for a review of the decision denying the Claim. The claimant (or representative) then has the right to review pertinent documents and to submit issues and comments in writing. The Committee will provide written notice of its decision on review within 60 days after it receives a review request. If additional time (up to 60 days) is needed to review the request, the claimant will be given written notice of the reason for the delay.

                                   SECTION 5

                      AMENDMENT OR TERMINATION OF THE PLAN

5.01.    AMENDMENT OR TERMINATION OF THE PLAN

         The Company shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise the Plan in such respects as the Company may deem advisable; provided that no such extension, modification, amendment, revision, suspension or termination shall deprive a Participant or Beneficiary of the vested portion of any benefit under the Plan. Notwithstanding anything in this Plan to the contrary, upon the termination of the Plan, all the benefits payable to a Participant or Beneficiary shall be paid as soon as practicable in a lump sum payment to the Participant or Beneficiary.

                                   SECTION 6

                               GENERAL PROVISIONS

6.01.    NONALIENATION OF BENEFITS

         Except to the extent required by law, no anticipation, alienation, sale, transfer, assignment, pledge or encumbrance of the rights and interests of a Participant or Beneficiary under this Plan will be permitted, nor shall such rights be subject to attachment, garnishment or other legal processes for debts. Notwithstanding the

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         foregoing, a Participant's or Beneficiary's rights and interests may be subject to a domestic relations order which satisfies the qualification requirements of section 414(p) of the Code (a "QDRO"). The provisions set forth in the CPC 401(k) Plan applicable to QDROs shall apply to the determination of whether any such order satisfies the requirements of section 414(p) of the Code. Further, such QDROs shall be administrated in accordance with the rules set forth in the CPC 401(k) Plan, the provisions of which are hereby incorporated by reference.

6.02.    SUCCESSORS AND MERGERS, AND/OR CONSOLIDATION

         The terms and conditions of this Plan shall inure to the benefit of and bind the Company and the Participants, their successors, assignees, and personal representatives. If substantially all of the stock, assets or partnership interests of the Company are acquired by another corporation or entity or if the Company is merged into, or consolidated with another corporation or entity, then the obligations created hereunder shall be obligations of the acquirer or successor corporation or entity, without the requirement of further action by the acquirer or successor corporation or entity.

6.03.    GOVERNING LAW

         The provisions of the Plan shall be interpreted, construed and administered in accordance with the laws of the State of Texas (other than choice of law provisions) except to the extent preempted by ERISA.

6.04.    EMPLOYMENT NOT AFFECTED BY THE PLAN

         Neither the establishment of this Plan, or any modification thereof, nor the payment of any benefit shall be construed as giving any Participant or any other person any legal or equitable right against the Company or the Employer, nor as giving any Employee or Participant the right to be retained in the employ of the Employer or the Company. All Employees shall remain subject to discharge to the same extent as if this Plan had never been adopted.

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6.05.    SEVERABILITY

         In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, which shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted.

6.06.    CONSTRUCTION

         References herein to any Article or Section shall be references to the Articles or Sections of this Plan. The singular of words or phrases defined in this Plan shall include the plural, and the masculine of such terms shall include the feminine and neuter, and vice versa, as the context requires. In this Plan, "includes" or "including" shall mean "including, without limitation." References herein to days, weeks, months, quarters and years are references to such periods as determined by the Gregorian calendar. References herein to statutes, laws, rules or regulations shall mean such statutes, laws, rules, or regulations as the same may from time to time be amended, modified or superceded.

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                                                                      TABLE OF CONTENTS

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
PREAMBLE                 ...................................................................................................

SECTION 1                DEFINITIONS........................................................................................1

SECTION 2                DEFERRALS AND COMPANY MATCHING CONTRIBUTIONS.......................................................3

           2.01.                   Election to Defer Compensation...........................................................3

           2.02.                   Election to Defer Bonus..................................................................4

           2.03.                   Matching Contributions...................................................................4

           2.04.                   Accounts; Measuring Funds................................................................4

SECTION 3                VESTING AND DISTRIBUTIONS..........................................................................5

           3.01.                   Vesting..................................................................................5

           3.02.                   Benefit Payment Dates....................................................................6

           3.03.                   In-Service Withdrawals...................................................................7

           3.04.                   Hardship Provision.......................................................................7

SECTION 4                FUNDING AND ADMINISTRATION.........................................................................8

           4.01.                   Funding..................................................................................8

           4.02.                   Administration...........................................................................8

           4.03.                   Claim Procedure..........................................................................8

           4.04.                   Appeal Procedure.........................................................................9

SECTION 5                AMENDMENT OR TERMINATION OF THE PLAN...............................................................9

           5.01.                   Amendment or Termination of the Plan.....................................................9

SECTION 6                GENERAL PROVISIONS.................................................................................9

           6.01.                   Nonalienation of Benefits................................................................9

           6.02.                   Successors and Mergers, and/or Consolidation............................................10

           6.03.                   Governing Law...........................................................................10

           6.04.                   Employment Not Affected by the Plan.....................................................10

           6.05.                   Severability............................................................................11

           6.06.                   Construction............................................................................11

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